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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Tandy Corporation
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                (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (4)  Date Filed:

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FOR IMMEDIATE RELEASE                            MARCH 17, 2000
                                                 TC-2000-006

For further information, contact:
Kay Jackson
Director of Media Relations
817-415-0592

       TANDY CORPORATION SEEKS STOCKHOLDER APPROVAL TO CHANGE ITS NAME TO
                             RADIOSHACK CORPORATION


FORT WORTH, TEXAS---March 17, 2000---Tandy Corporation (NYSE: TAN) announced today that it has recently filed its preliminary Proxy statement with the Securities and Exchange Commission (SEC), which includes a proposed amendment to the Company's Restated Certificate of Incorporation to change the name of the company to RadioShack Corporation. Stockholders will vote on the proposed amendment at the annual stockholders meeting on May 18 in Fort Worth, Texas.

"The reason we want to change the name is simple: Tandy is RadioShack and RadioShack is Tandy. RadioShack Corporation accurately reflects our single retail concept and clearly communicates to consumers and stakeholders the confidence we have in RadioShack's powerful growth prospects as a retail service concept," said Leonard Roberts, Chairman, President and CEO.

RadioShack's retail service concept combines three key anchor strategies: accessories and parts, telecommunications and the newest strategy...home connectivity. These anchors provide RadioShack with a unique retailing model that involves selling products, and acquiring and retaining customers for subscriber services that include direct-to-home satellite, wireless, paging, long distance, and Internet services. RadioShack has nearly 5 million customers who are paying monthly service fees, a portion of which RadioShack receives as recurring profit over the length of the customer's subscription.

If approved, the name change would enable the company to capitalize on the proven brand identity and strengths of RadioShack, which are unique to the consumer electronics retailer. These strengths include a wide, geographic distribution channel of more than 7,100 stores and dealers and the RadioShack.com e-commerce site; trained, trusted sales staff; and unique product and service selections.



                                     -more-

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TC-2000-006


"Through our vast store network, our e-commerce strategy and installation capabilities, we are well positioned to leverage our brand around the corner, around the clock and in the home," said Roberts.

While Tandy's corporate moniker will change upon shareholder approval, the Tandy name will continue to be an important part of the company's heritage.

"The legacy of our founder, Charles Tandy, will not be erased nor forgotten. We will make sure of this by honoring his incredible contributions in many ways," Roberts said. "In fact, we will retain the name on our headquarters building as Charles was instrumental in the revitalization of downtown Fort Worth."

Tandy Corporation has grown from a family leather business that can trace its roots back to 1919. It was first traded on the New York Stock Exchange as Tandy Corporation in 1960. Three years later, the company acquired RadioShack, then a nine-store chain in Boston. Charles Tandy took the fledgling retail chain and built a Fortune 500 company and one of the most trusted retailing names in America. And while many retail concepts were born out of Tandy Corporation, RadioShack is today, America's largest consumer electronics retailer.

"Charles Tandy was an incredible salesman and merchant," said Roberts. "He saw the potential for rapid growth in the electronics retail industry. Two years after purchasing RadioShack, he turned a $4 million loss into a profit with $20 million in sales." In 1999, RadioShack had sales of $4.1 billion.

Tandy Corporation/RadioShack is the nation's largest and most trusted consumer electronics retailer in the United States, and offers both on- and off-line shopping convenience. With more than 7,000 stores and dealers, RadioShack sells more wireless telephones, telecommunications products and electronic parts and accessories than any other retailer. It is estimated that 94 percent of American live or work within five minutes of a RadioShack store or dealer For more information visit Tandy Corporation/RadioShack web sites at www.tandy.com and www.radioshack.com.

Statements made in this press release which are forward-looking statements involve risks and uncertainties and are indicated by words such as "expects," "poised," and other similar words or phrases. These uncertainties include, but are not limited to, economic conditions, product demand, competitive products, level of recurring revenue, and pricing, availability of products, the regulatory environment, real estate market

                                     -more-


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TC-2000-006


fluctuations and other risks indicated in filings with the Securities and Exchange Commission such as Tandy's most recent Form 10-K and 10-Q.

                                 INVESTOR NOTICE

Investors are urged to read the preliminary proxy statement filed by Tandy Corporation on March 10, 2000 with the Securities and Exchange Commission (SEC) in connection with the 2000 annual meeting of stockholders. This preliminary proxy statement contains important information about the proposed change of name of Tandy Corporation to RadioShack Corporation, as well as other proposals to be voted on at the 2000 annual meeting. After the preliminary proxy statement is cleared with the SEC, the definitive proxy statement and a form of proxy will be mailed to all shareholders and will be available free of charge on the SEC's website (www.sec.gov) or from Tandy Corporation's Assistant Corporate Secretary at (817) 415-2758.

Tandy Corporation is the only participant involved in the solicitation of proxies in connection with the proposed name change and other proposals to be voted on at the 2000 annual meeting. Information relating to Tandy Corporation and its interests in the solicitation is contained in the preliminary proxy statement currently on file with the SEC.

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